As filed with the Securities and Exchange Commission on May 17, 2002
Registration No. 333-76610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DURECT CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3297098 (I.R.S. Employer Identification No.)

10240 Bubb Road
Cupertino, CA 95014
(408) 777-1417
(Address, including registrant’s zip code, and telephone number, including area code, of principal executive offices)

James E. Brown
Chief Executive Officer
10240 Bubb Road
Cupertino, CA 95014
(408) 777-1417
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Mark B. Weeks
Stephen B. Thau
Ughetta T. Manzone
VENTURE LAW GROUP
A Professional Corporation
2800 Sand Hill Road
Menlo Park, CA 94025

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

On January 11, 2002, DURECT Corporation (“DURECT”) filed a registration statement on Form S-3 (No. 333-76610) (the “Form S-3”) which registered 2,145,652 shares of its common stock for resale from time to time. The Form S-3 was declared effective by the Commission on January 22, 2002.

This Post-Effective Amendment No. 1 deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on May 17, 2002.

DURECT Corporation

By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, James E. Brown and Thomas A. Schreck, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JAMES E. BROWN James E. Brown	Chief Executive Officer (Principal Executive Officer)	May 17, 2002

/s/ FELIX THEEUWES Felix Theeuwes	Chief Scientific Officer	May 17, 2002

/s/ THOMAS A. SCHRECK Thomas A. Schreck	Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2002

/s/ JAMES R. BUTLER James R. Butler	Director	May 17, 2002

/s/ JOHN L. DOYLE John L. Doyle	Director	May 17, 2002

/s/ MATTHEW V. MCPHERRON Matthew V. McPherron	Director	May 17, 2002

/s/ ARMAND P. NEUKERMANS Armand P. Neukermans	Director	May 17, 2002

/s/ ALBERT L. ZESIGER Albert L. Zesiger	Director	May 17, 2002